EXHIBIT 23.1

                         MOORE & ASSOCIATES, CHARTERED
                            ACCOUNTANTS AND ADVISORS
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                                PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form 10 of Pop Starz Ventures, Inc., of our report dated March 31, 2008 on our audit of the financial statements of Pop Starz Ventures, Inc. as of February 29, 2008 and the related statements of operations, stockholders' equity and cash flow for the year ended February 29, 2008, and from inception on February 25, 2008 through February 29, 2008, and the reference to us in the Form 10.


/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
April 3, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
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                        (702)253-7499 Fax (702)253-7501
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